Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 25, 2024 relating to the financial statement of Ferguson Enterprises Inc., appearing in the Annual Report on Form 10-K of Ferguson Enterprises Inc. for the year ended July 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Richmond, Virginia

September 30, 2024